ARTICLES OF AMENDMENT
                 TO THE ARTICLES OF INCORPORATION
                                OF
                        SUMEX CORPORATION

 Pursuant to the provisions of the Nevada Business Corporations Act, the Undersigned corporation adopts the following amendments to the Articles of Incorporation by way of shareholder consent.

 1. The following amendment of the Articles of Incorporation was adopted by shareholder consent by a majority of the shareholders of the corporation on March 19, 1999, said articles are hereby amended and shall read as follows:

                            Article I
                               Name

 The name of the Corporation is EZIX.COM, Inc.


 2. Additionally, the shareholders consented to a reverse split of the Company's common stock on a 40 to 1 basis.

 3. The number of shares of the corporation outstanding at the time of adoption was approximately 14,673,140 and the number of shares entitled to vote thereon were the same.

 4. The number of shares consenting to the action was 14,000,000. The shareholders consenting to the action represented a majority of the issued and outstanding shares.

 Effective the 19th day of March, 1999.


                                 ___________/s/______________
                                 Robert Wallace, President


________/s/______________
Robert Wallace, Secretary


                        NOTARY CERTIFICATE


State of Utah         )
                      )ss.
County of Salt Lake   )

 On the 19th day of March, 1999, Robert Wallace personally appeared before me, a Notary Public, who acknowledged that he executed the foregoing Articles of Amendment on behalf of the above entity.

 In Witness Hereof, I have hereunto set my hand and official seal.


                                     ___________/s/_______________
                                       Notary Public
                                       Residing at Salt Lake

My commission expires: July 1, 2002


                       ARTICLES OF AMENDMENT

                 TO THE ARTICLES OF INCORPORATION
                                OF
                          EZIX.COM, INC.

 Pursuant to the provisions of the Nevada Business Corporations Act, the Undersigned corporation adopts the following amendment to the Articles of Incorporation by way of shareholder consent.

 1. The following amendment of the Articles of Incorporation was adopted by shareholder consent by a majority of the shareholders of the corporation on July 19, 1999, said articles are hereby amended and shall read as follows:


                            Article I
                               Name

 The name of the Corporation is E-Center.com, Inc.



 2. The number of shares of the corporation outstanding at the time of adoption was approximately 11,643,043 and the number of shares entitled to vote thereon were the same.

 3. The number of shares consenting to the action was 8,000,000. The shareholders consenting to the action represented a majority of the issued and outstanding shares.

 Effective the 19th day of July, 1999.

                               ___________/s/____________
                               Robert Kropf, Vice President


________/s/_________________
Robert Kropf, Secretary


                        NOTARY CERTIFICATE


State of Utah         )
                      )ss.
County of Salt Lake   )

 On the 19th day of July, 1999, Robert Kropf personally appeared before me, a Notary Public, who acknowledged that he executed the foregoing Articles of Amendment on behalf of the above entity.

 In Witness Hereof, I have hereunto set my hand and official seal.

                                   ___________/s/______________
                                    Notary Public
                                    Residing at Salt Lake

My commission expires: July 1, 2002



                      ARTICLES OF AMENDMENT
               TO THE ARTICLES OF INCORPORATION
                               OF
                       E-CENTER.COM, INC.

 Pursuant to the provisions of the Nevada Business Corporation Act, the Undersigned corporation adopts the following amendment to the Articles of Incorporation by way of shareholder consent.

 1. The following amendment of the Articles of Incorporation was adopted by shareholder consent by a majority of the shareholders of corporation on July 20, 1999, said articles are hereby amended and shall read as follows:


                           Article I
                         Forward Split

 The Corporation effect a two for one (2:1) forward split.


 2. The number of shares of the corporation outstanding at the time of adoption was approximately 11,643,043 and the number of shares entitled to vote thereon was the same.

 3. The number of shares consenting to the action was 8,000,000. The shareholders consenting to the action represented a majority of the issued and outstanding shares.

 Effective the 20th day of July, 1999.

                                       ____________/s/_____________
                                       Robert Kropf, Vice President

__________/s/_______________
Robert Kropf, Secretary

                        NOTARY CERTIFICATE


State of Utah        )
                     )ss.
County of Salt Lake  )

 On the 20th day of July, 1999, Robert Kropf personally appeared before me, a Notary Public, who acknowledged that he executed the foregoing Articles of Amendment on behalf of the above entity.

My commission expires: July 1, 2002

                                ___________/s/____________
                                 Notary Public


                         ARTICLES OF AMENDMENT
                   TO THE ARTICLES OF INCORPORATION
                                  OF
                          E-Center.com, Inc.

Pursuant to the provisions of the Nevada Business Corporations Act, the Undersigned corporation adopts the following amendments to the Articles of Incorporation by way of shareholder consent.

1. The following amendment of the Articles of Incorporation was adopted by consent of a majority of the shareholders of the Company effective November 30, 1999. Said articles are hereby amended and shall read as follows:

                           Article I
                              Name

 The name of the corporation is: Merlin Software Technologies (Holdings), Inc.


 2. Additionally, the shareholders consented to a reverse split of the Company's common stock on a 2 to 1 basis.

 3. The number of shares of the Corporation outstanding at the time of adoption was approximately 13,643,043; and the number of shares entitled to vote thereon were the same.

 4. The number of shares voting in favor of the action was 10,000,000. The shareholders consenting to the action represented a majority of the issued and outstanding shares.

 Dated this 1st day of December, 1999.

                                   ____________/s/____________
                                   Robert Wallace, President


___________/s/_____________
Robert Wallace, Secretary



     CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                          OF
        Merlin Software Technologies ( Holdings), Inc.
                 (the "Corporation")


I, Martin Holt, certify that:

 1. The original articles were filed with the Office of the Secretary of State on February 22, 1999.

 2. As of the date of this certificate, 13,643,043 shares of stock of the corporation have been issued.

 3. Pursuant to a consent of shareholders in lieu of a special meeting, 9,990,000 votes, representing 73% of the outstanding voting shares, approved the adoption of the following amendment to the Articles of Incorporation of this Corporation:

   First;  Name of Corporation

   The name of the corporation is Optika Investment Company, Inc. (the "Corporation")

                    /s/
      Martin Holt, Sole Director/President/Secretary

Province of British Columbia   )
                               )
City of Namalino               )

 On January 10, 2000, personally appeared before me, a Notary public, Martin Holt, who acknowledged that they executed the above instrument.

                                             /s/
                                       A Notary Public in and for
                                       Said Province